Exhibit 1.1

KITE REALTY GROUP TRUST

$25,000,000

Common Shares of Beneficial Interest

(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

Dated: December 22, 2009

i

SCHEDULES AND EXHIBITS

Schedule 5(a)(23)(C)	—	Condemnation or Zoning Changes
Exhibit A	—	Form of Placement Notice
Exhibit B	—	Authorized/Designated Individuals for Placement Notices
Exhibit C	—	Compensation
Exhibit D-1	—	Form of Opinion of Company Counsel
Exhibit D-2	—	Form of Negative Assurance Letter of Company Counsel
Exhibit E	—	Officer Certificate
Exhibit F	—	Issuer Free Writing Prospectus

ii

Kite Realty Group Trust

$25,000,000
Common Shares of Beneficial Interest
(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

December 22, 2009

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), and Kite Realty Group, L.P., a Delaware limited partnership, the sole general partner of which is the Company (the “Operating Partnership” and together with the Company, the “Transaction Entities”), each confirms its agreement (this “Agreement”) with Raymond James & Associates, Inc. (“Raymond James”), as follows:

SECTION 1.  Description of Securities.

Each of the Transaction Entities agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through or to Raymond James, acting as agent and/or principal, shares (the “Securities”) of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) having an aggregate offering price of up to $25,000,000 (the “Maximum Amount”).  The Company agrees that if it determines that Raymond James will purchase any Securities on a principal basis, then it will enter into a separate underwriting or similar agreement in form and substance satisfactory to both the Company and Raymond James covering such purchase.  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and Raymond James shall have no obligation in connection with such compliance.  The issuance and sale of the Securities through Raymond James will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.  The Transaction Entities hereby reserve the right to issue and sell securities other than through or to Raymond James during the term of this Agreement subject to the notice provision contained in Section 7(k) herein.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission a registration statement on Form S-3 (File No. 333-155729), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”).  The Company has prepared a prospectus supplement to the base prospectus specifically relating to the Securities (the “Prospectus Supplement”) included as part of such registration statement.  The Company will furnish to Raymond James, for use by Raymond James, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities.  Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission via EDGAR (other than in connection with any opinion given by counsel in Section 7 hereof, which hereby expressly excludes any copy filed via EDGAR).

SECTION 2.  Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify Raymond James by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A.  The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B, and shall be addressed to each of the individuals from Raymond James set forth on Exhibit B, as such Exhibit B may be amended from time to time.  The Placement Notice shall be effective upon receipt by Raymond James, unless and until (i) by notice from any of the individuals from Raymond James set forth on Exhibit B addressed to each of the individuals from the Company set forth on Exhibit B, Raymond James declines to accept the parameters contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Securities has been sold, (iii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iv) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (v) the Agreement has been terminated under the provisions of Section 13 or (vi) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below.  The amount of any discount, commission or other compensation to be paid by the Company to Raymond James in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C.  It is expressly acknowledged and agreed that neither the Company nor Raymond James will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Raymond James and Raymond James does not decline the terms of such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.

SECTION 3.  Sale of Placement Securities by Raymond James.

Subject to the provisions of Section 6(a), Raymond James, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices, to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  Raymond James will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made any sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Raymond James pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Raymond James (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales.  Subject to the terms of the Placement Notice, Raymond James may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act Regulations, including without limitation sales made directly on the New York Stock Exchange (“NYSE”), on any other existing trading market for the Common Shares or to or through a market maker.  Subject to the terms of a Placement Notice, Raymond James may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions.  For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

SECTION 4.  Suspension of Sales.  The Company or Raymond James may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to the applicable individual(s) of the other party set forth on Exhibit B), suspend the sale of Securities under this Agreement; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice.  Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals of the other party named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5.  Representations and Warranties.

(a)           Representations and Warranties by the Transaction Entities.  Each of the Transaction Entities, jointly and severally, represents and warrants to Raymond James as of the date hereof, as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement and as of each Applicable Time, and agrees with Raymond James, as follows:

(1)           Compliance with Registration Requirements.  The Securities have been duly registered under the Securities Act pursuant to the Registration Statement.  The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information, (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined in Section 20), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act.  The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been complied with and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)).  The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date (as defined below), as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time and Settlement Date, or until any earlier date that the Company notified or notifies Raymond James as described in Section 7(d), (A) did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof, that has not been superseded or modified, (B) conformed or will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Securities Act Regulations or (C) taken together with the Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company has not made and will not make any offer relating to the

Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of Raymond James.  The Company has retained, and will retain, in accordance with the Securities Act all Issuer Free Writing Prospectuses that are not required to be filed pursuant to the Securities Act.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433) in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act.

The representations and warranties in Section 5(a)(1) of this Agreement shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by Raymond James expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 10(b) hereof.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 under the Securities Act and the Prospectus and any amendments or supplements thereto delivered and to be delivered to Raymond James (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Securities Act.

(2)           No Stop Order.  No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction.  No order preventing or suspending the use of the Prospectus or any Permitted Free Writing Prospectus has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction.

(3)           Incorporated Documents.  Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(4)           Company Formation; Good Standing; Qualification.  The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, is duly qualified to do business and is validly existing or in good standing as a foreign real estate investment trust in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify will not have a material adverse effect on the business, properties, prospects, operations, management, financial condition, net worth, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, collectively (a “Material Adverse Effect”), and has all power and authority necessary to own or hold its properties and other assets and to conduct the businesses in which it is engaged and to enter into and perform its obligations under this Agreement and the Operating Partnership Agreement (as defined below).  None of the subsidiaries of the Company (other than the Operating Partnership) is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(5)           Operating Partnership Formation; Good Standing; Qualification; Interests in Operating Partnership.  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the state of Delaware, is duly qualified to do business and is validly existing or in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing will not have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets and conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement.  The Company is the sole general partner of the Operating Partnership.  The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in or incorporated by reference in the Registration Statement and the Prospectus, as of the dates set forth therein.

(6)           Each of KRG Management, LLC, KRG Development, LLC, KRG Construction, LLC, Kite Realty Development, LLC, Kite Realty Construction, LLC and Kite Realty Advisors, LLC, each an Indiana limited liability company (each, a “Service Company” and collectively, the “Service Companies”), has been duly formed and is validly existing as a limited liability company under the laws of the State of Indiana, is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property and other assets or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and has all power and authority necessary to own or hold its properties and other assets, to conduct the business in which it is engaged.  All of the issued and outstanding membership interests of each Service Company have been duly authorized and are validly issued, fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and are owned by the Operating Partnership free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities.  No membership interest of any Service Company is reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any membership interest of any Service Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such membership interest or any other securities of any Service Company.

(7)           Capital of the Company; Options; No Preemptive Rights.  The authorized, issued and outstanding Common Shares of the Company is in all material respects as set forth in the Prospectus (as of the relevant dates set forth in the Prospectus), and such Common Shares are duly and validly issued, fully paid and non-assessable. None of the outstanding Common Shares of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.  Except as disclosed in the Prospectus and/or with respect to shares reserved for issuance under the Company’s benefits plans, dividend reinvestment and share purchase plans and employee share purchase plans and Common Shares reserved for issuance upon exchange or redemption of the units representing limited partnership interests in the Operating Partnership (“OP Units”), (i) no Common Shares are reserved for any purpose, (ii) except for the OP Units as disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for any Common Shares and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Shares or any other securities of the Company.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws.

(8)           Authorization of Issuance of Securities; Conformity with Applicable Laws.  The Securities to be sold by the Company pursuant to this Agreement have been duly and validly authorized; all outstanding shares of capital stock of the Company are, and when the Securities have been delivered and paid for in accordance with this Agreement, such Securities will have been, duly and validly issued, fully paid and non-assessable and free and clear of all liens.  The terms of the Securities will conform in all material respects to the description thereof contained in the Prospectus.  The form of the certificates, if any, to be used to evidence the Securities is in due and proper form and complies with all applicable legal requirements, the requirements of the declaration of trust and bylaws of the Company and the requirements of the NYSE.  The issuance of the Securities is not subject to any preemptive or other similar rights.

(9)           Authorization of Issuance of OP Units; Conformity with Applicable Laws; No Preemptive Rights.  The issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued, have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws and conform in all material respects to the description thereof contained in the Prospectus.  Except as disclosed in the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership.

(10)         No Other Brokerage Fees.  Other than this Agreement and as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or Raymond James for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(11)         No Registration Rights.  Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person which, by reason of the execution by the Transaction Entities of this Agreement, grant such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(12)         No Violations or Defaults.  Neither the Company nor any of its subsidiaries, (i) is in violation of its declaration of trust or by-laws or other similar organizational documents, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which the Company or a subsidiary is landlord or otherwise), ground lease (under which such the Company or a subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, parking management agreements, or other agreement or instrument to which it is a party or by which it or any of them is a party or may be bound, or to which any of the Properties (as hereinafter defined) or any of the property or assets of the Company or such subsidiary is subject (collectively, “Agreements or Instruments”), except for any such default which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject.

(13)        No Consents Required.  Except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, by the NYSE or FINRA, and under applicable state securities laws in connection with the purchase and distribution of the Securities by Raymond James, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Agreement by the Company or any subsidiary thereof and the consummation of the transactions contemplated hereby and thereby.

(14)         Non-Contravention.  Except as disclosed in the Prospectus, the execution, delivery and performance of this Agreement by the Transaction Entities and the consummation of the transactions contemplated hereby (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under “Use of Proceeds”) do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancelation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a lien upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any such subsidiary or any of their properties, assets or business currently owned by them; (ii) any term, condition or provision of any Agreements or Instruments or (iii) the charters, by-laws or other organizational documents, as applicable, of the Company or any such subsidiary, except for such conflicts, breaches, violations or defaults that (with respect to subclauses (i) and (ii) above) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any subsidiary.

(15)         Validity and Sufficiency of Agreements.  The Transaction Entities have all requisite power and authority to execute, deliver and perform their obligations under this

Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.  The Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”) has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.  To the Company’s knowledge, the Operating Partnership Agreement has been duly executed and delivered by the other parties thereto and is a valid and binding agreement enforceable against such parties in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(16)         Licenses.  The Company and each of its subsidiaries possess adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, other than such Licenses the absence of which would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.  The Company and each of its subsidiaries are in compliance with the terms and conditions of all such Licenses except as would not reasonably be expected to have a Material Adverse Effect.

(17)         Financial Statements.  The financial statements (including the related notes and supporting schedules) included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the financial condition, the results of operations, the statements of cash flows and the statements of shareholders’ equity and other information purported to be shown thereby of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and are correct and complete and are in accordance with the books and records of the Company and its consolidated subsidiaries.  The summary and selected financial data and other supporting schedules included in Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data and other supporting schedules have been presented on a basis consistent with the financial statements so set forth in the Registration Statement and the Prospectus and other financial information.  No other financial statements (or schedules) of the Company, or any predecessor of the Company, are required by the Securities Act to be included in the Registration Statement or the Prospectus.

(18)         Independent Registered Public Accounting Firm.  The accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and delivered the Initial Comfort Letter referred to in Section 7(r) hereof, are, and during the periods covered by such financial statements were, an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations.

(19)         REIT Status.  Commencing with the taxable year ended December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal

Revenue Code 1986, as amended (the “Code”) and it currently intends to operate in a manner that allows it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(20)         Tax Returns and Matters.  The Company and each of its subsidiaries (including any predecessor entities) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) is currently being contested in good faith, (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (iii) as described in or contemplated by the Prospectus.  No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to it might have) a Material Adverse Effect.

(21)         No Other Offering Documents or Prospectuses.  The Transaction Entities and each of the Subsidiaries have not distributed, and prior to the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities to be sold hereunder by Raymond James, other than the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus reviewed and consented to by Raymond James.

(22)         ERISA Matters.

(A)          The Company and each of its subsidiaries are in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability.  Neither the Company nor any of its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(B)           The assets of the Company and its subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(23)         Property Matters.

(A)          Except as disclosed in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company or its subsidiaries have good and marketable title (either in fee simple or pursuant to a leasehold interest) to all of the properties owned or leased by them (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests and defects;

(B)           Except as disclosed in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor, to the knowledge of the Company, any tenant of any of the Properties is in default under (i) any space leases (as lessor or lessee, as the case may be) relating to the Properties, or (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any such lease, mortgage, security document or other agreements;

(C)           Other than as described on Schedule 5(a)(23)(C) hereto or as would not have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Company nor its subsidiaries knows of any such threatened condemnation or zoning change;

(24)         No Participating Interests.  The mortgages or deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties.  Neither the Company nor any of its subsidiaries or any of their subsidiaries hold participating interests in such mortgages or deeds of trust.

(25)         Insurance.  Except as disclosed in the Prospectus and except in respect of lease of Properties, the Operating Partnership or a subsidiary thereof has title insurance on the fee interests in each of the Properties, in an amount that is commercially reasonable for each Property.  The Company and each of its subsidiaries are insured in such amounts and covering such risks as are commercially reasonable for the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(26)         Environmental Matters.  Except as otherwise disclosed in the Prospectus,

(A)          to the knowledge of the Company, the Company and its subsidiaries and the Properties have been and are in compliance with, and neither the Company nor its subsidiaries have any liability under, applicable Environmental Laws (as hereinafter defined), except as would not, individually or in the aggregate, have a Material Adverse Effect;

(B)           None of the Company, any of its subsidiaries, nor, to the knowledge of the Company, any prior owners or occupants of the property at any time or any other party has at any time released (as such term is defined in Section 101 (22) of CERCLA (as hereinafter defined)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Company or its subsidiaries, except for such releases as would not be reasonably likely to cause the Company or its subsidiaries to incur material liability;

(C)           The Company and its subsidiaries do not intend to use the Properties other than in compliance with applicable Environmental Laws;

(D)          Neither the Company nor any of its subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties or onto lands or other assets owned by the Company or its subsidiaries from which Hazardous Materials might seep, flow or drain into such waters that would have a Material Adverse Effect;

(E)           Neither the Company nor any of its subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to the Properties or the assets described in the Prospectus or arising out of the conduct of the Company or its subsidiaries, except for such claims that would not be reasonably likely to cause the Company or its subsidiaries to incur material liability and that would not require disclosure pursuant to Environmental Laws or federal or state laws regulating the issuance of securities; and

(F)           to the best knowledge of the Company, none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Prospectus.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or asbestos-containing material, polychlorinated biphenyls (“PCBs”) or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) (S) 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S) (S) 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) (S) 6901-K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S) (S) 11001-11050, the Toxic Substances Control Act, 15 U.S.C. (S) (S) 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) (S) 136-136y, the Clean Air Act, 42 U.S.C. (S) (S) 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. (S) (S) 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. (S) (S) 300f-300j-26, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (individually, an “Environmental Law” and collectively “Environmental Laws”).

(27)         Independence of Environmental Consultants.  To the knowledge of the Company, none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its subsidiaries, and none of them nor any of their trustees, directors, officers or employees is connected with the Company or any of the subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee

(28)         NYSE Listing Approval.  Upon the issuance of a Placement Notice, the Securities will have been approved for listing on the NYSE subject to official notice of issuance.

(29)         Labor Relations.  With respect to employees of the Company or any of its subsidiaries, no labor dispute exists or, to the knowledge of the Transaction Entities, is threatened or imminent, that might reasonably be expected to have a Material Adverse Effect.

(30)         Intellectual Property Rights.  The Company and each of its subsidiaries owns and has right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) for the purpose such Intellectual Property is used by the Company and under which the Company and its subsidiaries conduct all or any material part of their business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

(31)         No Proceedings.  Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject which, if determined adversely to the Company or its subsidiary, might have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(32)         No Material Transactions; No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus through the date hereof, and except as may otherwise be disclosed in the Registration Statement and the Prospectus, (i) the Company has not (a) issued or granted any securities, (b) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, which would be material to the Company and its subsidiaries as a whole (c) entered into any transaction not in the ordinary course of business or (d) declared or paid any dividend on its capital stock; and (ii) there has been no Material Adverse Effect.

(33)         Investment Company Act Status.  No Transaction Entity is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, no Transaction Entity will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(34)         Adequate Disclosure of Contracts and Documents.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein, or to be filed as exhibits thereto which have not been so described and filed as required.

(35)         Related Party Disclosures.  No relationship, direct or indirect, exists between or among any of the Company or any of its subsidiaries on the one hand, and the trustees, directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Prospectus and which is not so described.

(36)         Books, Records, and Internal Controls.  Each of the Transaction Entities (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(37)         Actively Traded Security.  The Common Shares are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(38)         Stabilization Activities.  Except as stated in this Agreement and in the Prospectus, neither the Company nor any of its subsidiaries nor any of their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in the unlawful stabilization or manipulation of the price of any of the Common Shares to facilitate the sale or resale of the Securities.

(39)         Use of Proceeds.  The Company agrees to apply the net proceeds from the sale of the Securities being sold by the Company in accordance with the description set forth in the Prospectus under the heading “Use of Proceeds.”

(40)         Subsidiary Tax Classification.  Except as disclosed in the Prospectus, each of the Operating Partnership and the Service Companies (other than Kite Realty Advisors, LLC) has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes throughout the period from its formation through the date hereof.

(41)         Adequate Disclosure of Acquisitions and Dispositions.  There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of interests in assets or real property that is required to be described in the Prospectus that is not already so described.

(42)         Internal Controls.  The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and, as of the end of the Company’s most recent fiscal quarter, such disclosure controls and procedures were effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Trustees of the Company have been advised of:  (i) any material weakness or significant deficiency in the design or operation of internal controls over financial reporting that is reasonably likely to have a material effect on the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting; and except as set forth in the Prospectus, since the end of the Company’s most recently completed fiscal quarter, there have been no changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  Based on its evaluation of its internal controls over financial reporting, the Company is not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(43)         Compliance with the Sarbanes-Oxley Act.  The Company is in compliance in all material respects with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(44)         Pending Proceedings and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(45)         OFAC.  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(46)         Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor any trustee, director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(47)         Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(b)           Certificates.  Any certificate signed by any officer of the Company or the Operating Partnership and delivered to Raymond James or to counsel for Raymond James shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to Raymond James as to the matters covered thereby.

SECTION 6.  Sale and Delivery to Raymond James; Settlement.

(a)           Sale of Placement Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Raymond James’ acceptance of the terms of a Placement Notice, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Raymond James, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.  Each of the Transaction Entities acknowledges and agrees that (i) there can be no assurance that Raymond James will be successful in selling Placement Securities, (ii) Raymond James will incur no liability or obligation to the Transaction Entities or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Raymond James to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Securities as required under this Agreement and (iii) Raymond James shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Raymond James and the Transaction Entities.

(b)           Settlement of Placement Securities.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Raymond James at which such Placement Securities were sold, after deduction for (i) Raymond James’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)           Delivery of Placement Securities.  On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Raymond James’s or its designee’s account (provided Raymond James shall have given the Company written notice of such designee prior to the

Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.  On each Settlement Date, Raymond James will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold Raymond James harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Raymond James any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)           Denominations; Registration.  Certificates for the Securities, if any, shall be in such denominations and registered in such names as Raymond James may request in writing at least one full Trading Day before the Settlement Date.  The certificates for the Securities, if any, will be made available for examination and packaging by Raymond James in The City of New York not later than noon (New York time) on the Trading Day prior to the Settlement Date.

(e)           Limitations on Offering Size.  Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of trustees, a duly authorized committee thereof (including any duly authorized pricing committee) or a duly authorized executive committee, and notified to Raymond James in writing.  Under no circumstances shall the Company cause or request the offer or sale of any Securities at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof (including any duly authorized pricing committee) or a duly authorized executive committee, and notified to Raymond James in writing.  Further, under no circumstances shall the aggregate offering amount of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

SECTION 7.  Covenants of the Company and the Operating Partnership.  Each of the Transaction Entities covenants with Raymond James as follows:

(a)           Registration Statement Amendments; Payment of Fees.  After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Raymond James under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Raymond James promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, provided, however, if any such supplement to the Prospectus does not relate to the Placement Securities and no Placement Notice is pending, the Company may satisfy this Section 7(a)(i) by notifying Raymond James of such supplement to the Prospectus no later than the close of business on the date of first use of such supplement; (ii) at any time during which a Placement Notice is pending, prior to filing any amendment or supplement to the Registration Statement or Prospectus or any Issuer Free Writing Prospectus pursuant to Rule 424 of the Securities Act Regulations, the Company will furnish a copy thereof to Raymond James within a reasonable period of time prior to filing and Raymond James shall not have reasonably objected thereto, and the Company will furnish to Raymond James at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus (other than documents filed on EDGAR); and (iii) the Company will promptly cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)           Notice of Commission Stop Orders.  The Company will advise Raymond James, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information.  The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain its prompt withdrawal.

(c)           Delivery of Registration Statement and Prospectus.  The Company will furnish to Raymond James and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as Raymond James may from time to time reasonably request.  The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Raymond James will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Continued Compliance with Securities Laws.  If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, where such requirement may be satisfied pursuant to Rule 172), any events shall have occurred as a result of which the Registration Statement or the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or, if for any other reason it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will notify Raymond James to immediately suspend the offering of the Placement Securities and, upon its request, file such amendment or supplement with the Commission as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Raymond James such number of copies of such amendment or supplement as Raymond James may reasonably request.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, or if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will promptly notify Raymond James to immediately suspend the offering of the Placement Securities and, upon Raymond James’ request, file such document and furnish without charge to Raymond James as many copies as Raymond James may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict statement or omission or effect such compliance.

(e)           Blue Sky and Other Qualifications.  The Company will use its commercially reasonable efforts from time to time to take such action as Raymond James may reasonably request to qualify the Placement Securities for offering and sale under the securities, real estate syndication or Blue Sky laws of such jurisdictions as Raymond James may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Rule 158.  The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Raymond James the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)           Listing.  During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Raymond James under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)            Filings with the NYSE.  The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)            Reporting Requirements.  The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will (1) comply with all provisions of the Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.

(k)           Notice of Other Sales.  During the pendency of any Placement Notice given hereunder, the Company shall provide Raymond James notice as promptly as reasonably practical before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement of the Company (including, without limitation, the Kite Realty Group Trust 2004 Equity Incentive Plan and the Kite Realty Group Trust Executive Bonus Plan, in each case as amended or supplemented as of the date hereof), including Common Shares issuable upon redemption of OP Units of the Operating Partnership, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan or employee share purchase plan that the Company may adopt from time to time (including, without limitation, the Kite Realty Group Trust 2008 Employee Share Purchase Plan and the Kite Realty Group Trust Dividend Reinvestment and Share Purchase Plan, in each case as amended or supplemented as of the date hereof).

(l)            Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Raymond James promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Raymond James pursuant to Section 7 of this Agreement.

(m)          Due Diligence Cooperation.  The Company will cooperate with any reasonable due diligence review conducted by Raymond James or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Raymond James may reasonably request after consultation with the Company.

(n)           Disclosure of Sales.  The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K or a Current Report on Form 8-K the number of Placement Securities sold through Raymond James during the relevant quarter.

(o)           Representation Dates; Certificate.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and (1) each time the Company:

(i)            files the Prospectus relating to the Securities or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Securities) the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii)           files an annual report on Form 10-K under the Exchange Act;

(iii)          files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv)          files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act, or

(2)           at any other time reasonably requested by Raymond James (each date of filing of one or more of the documents referred to in clause (1) and any time of request pursuant to clause (2) shall be a “Representation Date”);

the Company shall furnish Raymond James with a certificate, in the form attached hereto as Exhibit E within three (3) Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Raymond James with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Raymond James sells any Placement Securities, the Company shall provide Raymond James with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.  If no Placement Notice is pending on any Representation Date on which the Company files its annual report on Form 10-K, the opinions and comfort letter referred to in Sections 7(p), (q) and (r) shall not be required to be delivered.

(p)           Company Counsel Legal Opinions. Subject to Section 7(o) above, (i) on or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and (ii) within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to Raymond James written opinions of Hogan & Hartson LLP (“Company Counsel”), or other counsel satisfactory to Raymond James, in form and substance reasonably satisfactory to Raymond James and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1 and Exhibit D-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish Raymond James with a letter (a “Reliance Letter”) to the effect that Raymond James may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).  In rendering such opinions, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America and the States of Delaware, Maryland and New York; (ii) in respect of matters of fact, rely upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that it believes that both Raymond James and it are justified in relying upon such certificates.

(q)           Agent Counsel Legal Opinion.  Subject to Section 7(o) above, (i) on or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and (ii) within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, Raymond James shall have received from Clifford Chance US LLP, counsel for Raymond James, such opinion or opinions, dated as of such date, as Raymond James may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Clifford Chance US LLP may rely as to the organization and incorporation of the Company and other matters governed by Maryland law upon the opinion of Hogan & Hartson LLP referred to above.

(r)            Comfort Letter.  Subject to Section 7(o) above, (i) on or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and (ii) within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish Raymond James letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to Raymond James, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72  (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)           Market Activities.  Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Raymond James; provided, however, that the Company may bid for any purchase of its Common Shares in accordance with Rule 10b-18 under the Exchange Act.

(t)            Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(u)           Regulation M.  If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify Raymond James and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(v)           REIT Treatment.  The Company will use its best efforts to maintain its qualification as a REIT under the Code for each of its taxable years.

SECTION 8.  Payment of Expenses.

(a)           Expenses.  The Transaction Entities jointly and severally agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the production and distribution of this Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Placement Securities, (iii) the authorization, issuance, sale and delivery of the Placement Securities, including any and all stamp duty or other taxes payable in that connection, and the preparation and printing of certificates for the Placement Securities, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Placement Securities under the securities laws of the several jurisdictions as provided in Section 7(e) hereof, including the preparation, printing and delivery to Raymond James of copies of the blue sky survey and any Canadian “wrapper” and any supplements thereto, (vi) the printing and delivery to Raymond James of copies of the Prospectus and any amendments or supplements thereto, (vii) any action of the transfer agent and registrar in connection with the offer of the Securities, (viii) any required review by FINRA of the terms of the sale of the Securities (including related fees and expenses of counsel to Raymond James) and (ix)  the listing of the Placement Securities on the NYSE.

(b)           Termination of Agreement.  If the Company shall fail to tender the Securities subject to a Placement Notice for delivery to Raymond James (i) by reason of any failure, refusal or inability on the part of either of the Transaction Entities to perform any agreement on their part to be performed, or because (ii) any other condition of Raymond James’ obligations hereunder required to be fulfilled by the either of the Transaction Entities is not fulfilled, the Transaction Entities, jointly and severally, will reimburse Raymond James for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by Raymond James in connection with the proposed purchase of such Securities, and upon demand the Transaction Entities, jointly and severally, shall pay the full amount thereof to Raymond James, provided, however, that the obligation of the Transaction Entities to reimburse Raymond James for its reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) pursuant to this Section 8(b) shall be limited solely to the amount of expenses incurred by Raymond James in connection with the Company’s failure to tender the specific Securities subject to the Placement Notice as described in this Section 8(b), and shall not refer to expenses generally incurred by Raymond James in connection with this Agreement.

SECTION 9.  Conditions of Raymond James’ Obligations.  The obligations of Raymond James hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice.

(b)           No Material Notices.  None of the following events shall have occurred and be continuing:  (i) the issuance of a stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, (ii) the institution or threat of any proceedings for the purpose set forth in (i) above, or, to the knowledge of the Company, contemplated by the Commission or (iii) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have occurred any event that would cause a Material Adverse Effect.

(d)           Opinion of Counsel for Company.  Raymond James shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(e)           Representation Certificate.  Raymond James shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(f)            Accountant’s Comfort Letter.  Raymond James shall have received the Comfort Letter required to be delivered pursuant to Section 7(r) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(r).

(g)           Approval for Listing.  The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE, prior to the issuance of the Company’s initial Placement Notice.

(h)           No Suspension.  Trading in the Securities shall not have been suspended on the NYSE.

(i)            Additional Documents.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for Raymond James shall have been furnished with such documents and certificates as they may reasonably request.

(j)            Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k)           Termination of Agreement.  If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Raymond James by notice to the Company.  Notice of such cancelation shall be given in writing and addressed to each of the individuals of the Company set forth on Exhibit B.

SECTION 10.  Indemnification.

(a)           Indemnification by the Transaction Entities.  The Transaction Entities, jointly and severally, agree to indemnify and hold harmless Raymond James, its affiliates, as such term is defined in Rule 501(b) under the Securities Act, partners, directors, officers, employees and agents and each person, if any, who controls Raymond James within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus related to the Placement Securities or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Transaction Entities; and

(iii)          from and against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based on any untrue statement or omission that has been made or omitted in reliance upon and in conformity with written information furnished to the Company by or on behalf of Raymond James expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus related to the Placement Securities or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by Raymond James consists of the information described as such in subsection (b) below.  This indemnification shall be in addition to any liability that the Company may otherwise have.

(b)           Indemnification by Raymond James.  Raymond James agrees to indemnify and hold harmless the Transaction Entities, their trustees, officers and any person who controls the Transaction Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to information furnished in writing by or on behalf of Raymond James expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters consists of the following information in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) furnished by the Underwriters: the information in the sixth paragraph under the caption “Plan of Distribution.”

(c)           Actions against Parties; Notification.  Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably determined, upon being advised by its counsel, that one or more legal defenses may be available to the indemnified party that may not be available to the indemnifying party, or the indemnified party shall have reasonably determined, upon being advised by its counsel, that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of indemnified party).  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Raymond James and each person, if any, who controls Raymond James within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Transaction Entities, their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent if Failure to Reimburse.  If at any time an indemnifying party shall not have assumed the defense of an action in accordance with Section 10(c), or if an indemnified party shall have incurred reasonable fees and expenses of counsel prior to an indemnifying party assuming the defense of an action in accordance with Section 10(c), and an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(i) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11.  Contribution.  If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Raymond James on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of Raymond James on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and Raymond James on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total discount, commissions or other compensation received by Raymond James, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and Raymond James on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Raymond James and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Raymond James agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating or defending against any such action or claim.

Notwithstanding the provisions of this Section 11, Raymond James shall not be required to contribute any amount in excess of the discount, commission or other compensation received by Raymond James hereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls Raymond James within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Raymond James, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Transaction Entities.

SECTION 12.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Raymond James or controlling person, or by or on behalf of the Transaction Entities, and shall survive delivery of the Securities to Raymond James.

SECTION 13.  Termination of Agreement.

(a)           Termination; General.  Raymond James may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the sole judgment of Raymond James is material and adverse and makes it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Raymond James, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum prices for trading have been fixed on the NYSE, (iv) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (v) if a material disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (vi) if a banking moratorium has been declared by either U.S. Federal or New York authorities.

(b)           Termination by the Transaction Entities.  The Transaction Entities shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement.

(c)           Termination by Raymond James.  Raymond James shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)           Automatic Termination.  Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through Raymond James on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the amount set forth in Section 1 of this Agreement, or upon three years having elapsed since the Registration Statement was declared effective, as set forth in Rule 415 under the Securities Act.

(e)           Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(k), 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)            Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by Raymond James or the Transaction Entities, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)           Liabilities.  If this Agreement is terminated pursuant to Section 9(k) or this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 21 hereof shall survive such termination and remain in full force and effect.

SECTION 14.  Notices.  Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to Raymond James shall be directed to Raymond James at Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention of General Counsel, with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, NY, 10019, Attention: Larry P. Medvinsky, Fax: (212) 878-8375; notices to the Transaction Entities shall be directed to them at Kite Realty Group Trust, 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, Attention:  John A. Kite, Fax: 317-577-0001, with a copy to Hogan & Hartson LLP, 555 Thirteenth Street, NW, Washington, DC 20004, Attention:  David W. Bonser, Esq., Fax: (202) 637-5910.

SECTION 15.  Parties.  This Agreement shall inure to the benefit of and be binding upon Raymond James, the Transaction Entities and their respective personal representatives and successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Raymond James, the Transaction Entities and their respective successors and the controlling persons and officers, directors, trustees, partners, employees and agents referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Raymond James, the Transaction Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from Raymond James shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.  Adjustments for Stock Splits.  The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17.  Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.  Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19.  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“Capital Shares” means any Common Shares, Preferred Shares or other capital shares of the Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“FINRA” means the Financial Industry Regulatory Authority.

“Incorporated Documents” means each document incorporated or deemed to be incorporated by reference in the Prospectus or the Registration Statement and any further documents so filed and incorporated or deemed to be incorporated by reference in the Prospectus or the Registration Statement after the date of this Agreement up to the later of the termination of this Agreement or the end of the period in which a prospectus relating to the Securities is required to be delivered under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act Regulations or any similar rule).

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act Regulations.

“Preferred Shares” means the Company’s preferred shares, par value $0.01 per share.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act Regulations.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“subsidiary” or “subsidiaries,” as used in this Agreement, includes corporations, partnerships and other entities consolidated with the Company, including the Operating Partnership, and includes direct and indirect subsidiaries, if any.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

Al references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to

Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by Raymond James outside of the United States.

SECTION 20.  Permitted Free Writing Prospectuses.  Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of Raymond James, and Raymond James represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by Raymond James or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 21.  Absence of Fiduciary Relationship.  Each of the Transaction Entities, severally and not jointly, acknowledges and agrees that:

(a)           Raymond James is acting solely as agent (or as principal pursuant to a separate underwriting or similar agreement described in Section 1) in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Raymond James, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Raymond James has advised or is advising the Company on other matters, and Raymond James has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)           it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Raymond James has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)           it is aware that Raymond James and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Raymond James has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)           it waives, to the fullest extent permitted by law, any claims it may have against Raymond James for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Securities under this Agreement and agrees that Raymond James shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Raymond James, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

KITE REALTY GROUP TRUST

By:	/s/ John A. Kite
Name: John A. Kite
Title: Chairman and Chief Executive Officer

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust,
its general partner

By:	/s/ John A. Kite
Name: John A. Kite
Title: Chairman and Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the
date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
Name: Brad Butcher
Title: Managing Director

SCHEDULE 5(a)(23)(C)

CONDEMNATION OR ZONING CHANGES

The Company is aware that the State of Indiana is in the process of developing plans to widen U.S. 31, the highway which is adjacent to the Hamilton Crossing Centre property.  Preliminary plans indicate that the State may condemn a portion of the parking lot and retention pond.  State and federal law provides that in the event of condemnation, the Company shall be compensated for its loss.

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:  Equity Distribution — Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Kite Realty Group Trust (the “Company”), Kite Realty Group, L.P. (the “Operating Partnership”) and Raymond James & Associates, Inc. (“Raymond James”) dated [       ] [  ], 2009 (the “Agreement”), I hereby request on behalf of the Company that Raymond James sell up to [   ] of the Company’s common shares of beneficial interest, par value $0.01 per share, at a minimum market price of $               per share.

[ADDITIONAL SALES PARAMETERS TO BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, AND THE MANNER IN WHICH SALES ARE TO BE MADE BY RAYMOND JAMES]

A-1

EXHIBIT C

COMPENSATION

Raymond James shall be paid compensation equal to 2% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT F

ISSUER FREE WRITING PROSPECTUSES

None.

F-1